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                                                                    EXHIBIT 23.3





                              September 25, 1997


Board of Directors
U.S. Legal Support, Inc.
1001 Fannin, Suite 650
Houston, Texas  77002

Gentlemen:

        It is my understanding that the Prospectus forming a part of the Registration Statement on Form S-1 which U.S. Legal Support, Inc. (the "Company") is filing with the Securities and Exchange Commission in connection with the proposed initial public offering of shares of Common Stock of the Company, will state that I will become a director of the Company upon completion of the public offering. I hereby consent to such statement, to such use of my name and to the filing of this letter as an exhibit to the Registration Statement.

                                                Very truly yours,


                                                /s/ Fentress Bracewell
                                                ------------------------
                                                Fentress Bracewell